SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(filed in order to include financial statements that were not available at the time of the initial filing)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) July 1, 2004

Lakeland Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

973-697-2000

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K (the “Initial Report”) of Lakeland Bancorp, Inc. (“Lakeland”), dated July 16, 2004, regarding Lakeland’s acquisition (the “Merger”) of Newton Financial Corporation (“Newton”) pursuant to the Agreement and Plan of Merger, dated as of October 23, 2004, by and between Lakeland and Newton, as amended. The sole purpose of this amendment is to provide the unaudited interim consolidated financial statements of Newton as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K. Audited year-end financial statements of Newton were included in the Initial Report and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Audited Year-end Financial Statements of Newton Financial Corporation.1:

Report of Independent Auditors

Consolidated Statement of Financial Condition as of December 31, 2003

Consolidated Statement of Operations for the year ended December 31, 2003

Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2003

Consolidated Statement of Cash Flows for the year ended December 31, 2003

Notes to Consolidated Financial Statements

(b) Unaudited Interim Financial Statements of Newton Financial Corporation:

Consolidated Statement of Financial Condition as of March 31, 2004

Consolidated Statement of Operations for the three months ended March 31, 2004 and 2003

Consolidated Statement of Cash Flows for the three months ended March 31, 2004 and 2003

Notes to Consolidated Financial Statements

(c) Unaudited Pro Forma Condensed Combined Financial Statements:

Introductory Statement

Pro Forma Condensed Combined Balance Sheet as of March 31, 2004

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003

Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d) Exhibits:

None

1 Filed with the Initial Report.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	March 31, 2004	December 31, 2003
	(Unaudited)
	(in thousands)
ASSETS
Cash and due from banks	$12,793	$15,192
Federal funds sold and other short term investments	8,543	4,654
Investment securities available for sale	42,102	52,854
Investment securities to be held to maturity, fair value of $44,290 as of March 31, 2004 and $52,024 as of December 31, 2003	43,264	50,938
Federal Home Loan Bank stock and other investments, at cost	899	899
Loans receivable, net of allowance for loan losses of $2,249 and $2,198 and deferred loan fees of $339 and $292 as of March 31, 2004 and December 31, 2003, respectively	195,233	184,245
Premises and equipment, net	4,263	3,804
Accrued interest receivable	1,465	1,742
Goodwill, net	446	446
Cash surrender value of bank owned life insurance policies	5,427	5,367
Foreclosed assets, net	915	915
Other assets	1,280	1,291

Total assets	$316,630	$322,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$46,276	$48,616
Money market accounts	28,347	26,246
Individual retirement accounts	10,423	10,559
Savings accounts	71,173	70,002
NOW accounts	45,489	47,641
Certificates of deposit	64,257	66,460

Total deposits	265,965	269,524

Borrowings	13,900	16,300
Dividends payable	339	343
Accrued interest payable	1,019	916
Accrued taxes and other liabilities	933	552

Total liabilities	282,156	287,635

Minority interest in equity of subsidiaries	15	15

Stockholders’ equity:
Common stock, $2.50 par value, authorized 3,000,000 shares; issued 1,475,760 shares; outstanding 1,357,420 as of March 31, 2004 and 1,370,805 as of December 31, 2003	3,689	3,689
Paid-in capital	8,914	8,935
Retained earnings	25,388	24,723
Accumulated other comprehensive income	381	336
Treasury stock, at cost, 118,340 shares in 2004 and 104,955 shares in 2003	(3,913)	(2,986)

Total stockholders’ equity	34,459	34,697

Total liabilities and stockholders’ equity	$316,630	$322,347

The accompanying notes to the consoliated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended March 31,
	2004	2003
	(Unaudited)	(Unaudited)
	(in thousands, except per share data)
Interest income:
Interest and fees on loans	$3,031	$2,646
Interest on investment securities:
Taxable interest income	730	1,079
Nontaxable interest income	181	208
Interest on federal funds and other short term investments	11	30

Total interest income	3,953	3,963

Interest expense:
Interest on deposits	668	830
Interest on debt	65	90

Total interest expense	733	920

Net interest income	3,220	3,043

Provision for loan losses	51	41

Net interest income after provision for loan losses	3,169	3,002

Non-interest income:
Service charges on deposit accounts	144	155
Net gain on sale of available for sale securities	45	—
Other service charges, commissions, rents and fees	167	212

Total non-interest income	356	367

Non-interest expenses:
Salaries and employee benefits	1,213	1,320
Occupancy expense	345	312
Federal deposit insurance	10	10
Advertising	43	131
Stationery and supplies	42	54
Equipment and computer expense	80	84
Other operating expenses	355	357
Loss on disposal of premises and equipment	41	26

Total non-interest expenses	2,129	2,294

Income before taxes	1,396	1,075

Provision for income taxes	394	316

Net income	$1,002	$759

Earnings per share:
Basic	$0.74	$0.56
Diluted	$0.73	$0.56

Consolidated Statement of Comprehensive Income
Net income	$1,002	$759
Other comprehensive income (loss), net of tax: Unrealized gains (losses) on securities	86	(127)
Less: reclassification for gains included in net income	41

Total comprehensive income	$1,047	$632

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended March 31,
	2004	2003
	(Unaudited)	(Unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$1,002	$759
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	167	149
Amortization of bond premium	80	113
Provision for possible loan losses	51	41
Net gain on investment securities sold and called	(45)	—
Loss on disposal of premises and equipment	41	26
Net increase in bank owned life insurance	(60)	(71)
Decrease in accrued interest receivable and other assets	253	113
Increase (decrease) in accrued interest payable and other liabilities	484	(545)

Net cash provided by operating activities	1,973	585

Cash flows from investing activities:
Proceeds from sales, maturities and calls of investment securities	18,471	15,146
Purchases of investment securities	—	(14,096)
Net purchases of Federal Home Loan Bank stock	—	(70)
Loan originations and principal collections, net	(11,039)	(5,364)
Net (increase) decrease in federal funds sold and other short term investments	(3,889)	3,179
Additions to premises and equipment	(667)	(283)

Net cash provided by (used in) investing activities	2,876	(1,488)

Cash flows from financing activities:
Net increase (decrease) in deposits	(3,559)	2,874
Net proceeds (repayments) from short term borrowings	(2,400)	1,400
Treasury stock transactions, net	(948)	(59)
Cash dividends paid	(341)	(341)

Net cash provided by (used in) financing activities	(7,248)	3,874

Net increase (decrease) in cash and cash equivalents	(2,399)	2,971
Cash and cash equivalents, beginning of period	15,192	10,046

Cash and cash equivalents, end of period	$12,793	$13,017

Supplemental disclosure of cash flow information:
Interest paid	$630	$1,764

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements include the accounts of Newton Financial Corporation (the “Company”) and its 99.96 percent owned subsidiary, The Newton Trust Company (the “Bank”), as well as its wholly owned subsidiary, Park Place Investment Co., Inc. All significant intercompany transactions have been eliminated in consolidation.

The unaudited consolidated condensed financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The accompanying consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Such adjustments are of a normal recurring nature. These consolidated unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto as of and for the year ended December 31, 2003. The results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

Nature of Operations

The Company provides a variety of banking services to individuals and businesses through its ten offices in northwest New Jersey. Its primary source of revenue is interest on loans to customers who are individuals and small to mid-sized businesses, and interest on investments in debt securities of primarily federal and local governments and their related agencies as well as high rated corporate debt securities.

Basis of Financial Presentation

The unaudited consolidated financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America. In preparing the unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenue and expenses for the quarter. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term related to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management generally obtains independent appraisals for significant properties.

Investment Securities

Trading Securities - Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities, if any, are included in other income.

Securities Held-to-Maturity - Government and federal agency securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Securities Available-for-Sale - Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported net of tax as a separate component of stockholders’ equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Note 2 - Subsequent Event

After receiving regulatory approval and following the approval of the majority of shareholders of Newton Financial Corporation and Lakeland Bancorp, Inc., Lakeland Bancorp, Inc., completed the acquisition of Newton Financial Corporation on July 1, 2004.

Note 3 - Earnings Per Share

The Company’s calculation of earnings per share in accordance with SFAS No. 128 is as follows:

	For the Three Months Ended March 31, 2004
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(In thousands, except per share amounts)
Basic earnings per share:
Net income available to common shareholders	$1,002	1,359	$.74

Effect of dilutive securities:
Stock Options	—	8	(.01)

Diluted earnings per share:
Net income available to common shareholders plus assumed conversions	$1,002	1,367	$.73

	For the Three Months Ended March 31, 2003
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(In thousands, except per share amounts)
Basic earnings per share:
Net income available to common shareholders	$759	1,361	$.56

Effect of dilutive securities:
Stock options	—	3	—

Diluted earnings per share:
Net income available to common shareholders plus assumed conversions	$759	$1,364	$.56

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 4 - Stock-Based Compensation

The Company follows the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” but elected to continue to measure compensation expense in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 and 148 had been applied. Had the Company followed the methodology in SFAS No. 123 net income would have been adjusted to the pro forma amounts indicated below:

	For the Three Months Ended March 31,
	2004	2003
	(In thousands, except per share amounts)
Net income:
As reported	$1,002	$759
Pro forma	1,002	759

Earnings per share:
Basic, as reported	.74	.56
Basic, pro forma	.74	.56

Diluted, as reported	.73	.56
Diluted, pro forma	.73	.56

Note	5 - Pension Plan

On March 31, 2004, the Company elected to freeze the benefits of the Company’s defined benefit pension plan. There was no effect to the Company’s financial position or results of operations as a result of freezing the plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial information gives effect to the Merger under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Lakeland would actually have been if the Merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Lakeland for any future period or as of any date.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the Merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004, was prepared by combining the consolidated balance sheet as of March 31, 2004 for Lakeland with the consolidated balance sheet as of March 31, 2004 for Newton, giving effect to the Merger as though it had been completed on March 31, 2004.

The unaudited pro forma condensed consolidated statements of operations for the periods presented were prepared by combining Lakeland’s consolidated statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 with Newton’s consolidated statements of operations for the same periods, giving effect to the Merger as though it had occurred on January 1 of each period. These unaudited pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the Merger.

The historical financial information regarding Lakeland for the year ended December 31, 2003 has been derived from the audited consolidated financial statements of Lakeland filed previously by Lakeland with the SEC as part of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2003. The historical financial information regarding Lakeland for the three months ended March 31, 2004 has been derived from the unaudited consolidated financial statements of Lakeland filed previously by Lakeland with the SEC as part of Lakeland’s Quarterly Report on Form 10-Q for the period ended March 31, 2004. The historical financial information regarding Newton for the year ended December 31, 2003 has been derived from the audited consolidated financial statements of Newton included in the Initial Report. The historical financial information regarding Newton for the three months ended March 31, 2004 has been derived from unaudited consolidated financial statements of Newton set forth in this amendment to the Initial Report.

Pro Forma Condensed Combined Balance Sheet-Unaudited

As of March 31, 2004

	Lakeland Bancorp	Newton Financial	Adjustments		Combined

(dollars in thousands)

ASSETS:
Cash and cash equivalents	$55,117	$21,336	($20,560	)(2)	$53,608
			(2,285	)(3)
Investment securities available for sale	551,195	43,264			594,459
Investment securities held to maturity	39,743	43,001	1,026	(5)	83,770
Loans, net	843,477	195,233	908	(5)	1,039,618
Premises and equipment—net	27,304	4,263			31,567
Accrued interest receivable	6,528	1,465			7,993
Goodwill	25,837	446	59,921	(4)	86,204
Core deposit Intangible	2,546		5,658	(5)	8,204
Other assets	41,802	7,622	(2,680	)(6)	46,744

TOTAL ASSETS	$1,593,549	$316,630	$41,988		$1,952,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$253,081	$46,276			$299,357
Interest bearing deposits	1,090,564	219,689			1,310,253

Total deposits	1,343,645	265,965			1,609,610
Federal funds purchased and securities sold under agreements to repurchase	32,286	—			32,286
Long-term debt	34,500	13,900	(66	)(5)	48,334
Other liabilities	8,723	2,306			11,029
Subordinated debentures	56,703	—	—		56,703

TOTAL LIABILITIES	1,475,857	282,171	(66)		1,757,962

STOCKHOLDERS’ EQUITY
Common stock	131,093	3,689	(3,689	)(2a)	207,606
			76,513	(2)
Additional paid in capital	—	8,914	(8,914	)(2a)	—
(Accumulated Deficit) Retained Earnings	(11,007)	25,388	(25,388	)(2a)	(11,007)
Treasury Stock	(7,142)	(3,913)	3,913	(2a)	(7,142)
Accumulated other comprehensive income	4,748	381	(381	)(2a)	4,748

TOTAL STOCKHOLDERS’ EQUITY	117,692	34,459	42,054		194,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,593,549	$316,630	$41,988		$1,952,167

Pro Forma Condensed Combined Statement of Operations-Unaudited

For the year ended December 31, 2003

(in thousands, except per share data)
	Lakeland	Newton Financial	Proforma Adjustments		Combined

Interest income	$66,922	$15,661	$(970	)(5)	$81,613
Interest expense	16,224	3,235	(68	)(5)	19,391

Net interest income	50,698	12,426	(902)		62,222
Provision for loan and lease losses	3,000	165			3,165

Net interest income after provision for loan and lease losses	47,698	12,261	(902)		59,057
Non-interest income	12,783	1,421			14,204
Non-interest expenses:
Salaries and benefits	20,676	5,200			25,876
Occupancy and equipment	7,031	1,584			8,615
Other expenses	10,580	2,241	808	(5)	13,629

Total non-interest expenses	38,287	9,025	808		48,120

Net income before taxes	22,194	4,657	(1,710)		25,141
Income taxes (benefit)	7,087	1,400	(599	)(5)	7,888

Net income	$15,107	$3,257	$(1,111)		$17,253

Earnings per common share:
Basic	$0.99	$2.39			$0.86
Diluted	0.98	2.37			0.85
Average Shares
			(1,362)
Basic	15,281	1,362	4,825		20,106
			(1,372)
Diluted	15,493	1,372	4,870		20,363

Pro Forma Condensed Combined Statements of Income—Unaudited

For the three months ended March 31, 2004

(in thousands, except per share data)

	Lakeland	Newton Financial	Proforma Adjustments		Combined

Interest income	$18,456	$3,953	$(242	)(5)	$22,167
Interest expense	4,898	733	(17	)(5)	5,614

Net interest income	13,558	3,220	(225)		16,553
Provision for loan and lease losses	875	51			926

Net interest income after provision for loan and lease losses	12,683	3,169	(225)		15,627
Non-interest income	2,876	356			3,232
Non-interest expenses:
Salaries and benefits	5,547	1,213			6,760
Occupancy and equipment	1,866	425			2,291
Other expenses	2,898	491	202	(5)	3,591

Total non-interest expenses	10,311	2,129	202		12,642
Net income before taxes	5,248	1,396	(427)		6,217
Income taxes (benefit)	1,679	394	(150	)(5)	1,923

Net income	$3,569	$1,002	$(277)		$4,294
Earnings per common share:
Basic	$0.22	$0.74			$0.21
Diluted	0.22	0.73			0.20
Average Shares
			(1,359)
Basic	15,956	1,359	4,825		20,781
			(1,364)
Diluted	16,183	1,364	4,847		21,030

NOTES TO PRO FORMA UNAUDITED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined balance sheet as of March 31, 2004 and the pro forma combined consolidated statements of income for the year ended December 31, 2003 and the three months ended March 31, 2004, combine the historical financial statements of Lakeland Bancorp with Newton Financial Corporation after giving effect to the merger using the purchase method of accounting. Pro forma adjustments to the balance sheet are computed as if the transaction occurred at March 31, 2004, while the pro forma adjustments to the statements of operations are computed as if the transaction occurred on January 1 of each period presented. The merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of Newton are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Lakeland. Applicable income tax effects of such adjustments are included as a component of Lakeland’s net deferred tax asset with a corresponding offset to goodwill.

For purposes of the unaudited pro forma combined consolidated financial statements, estimates of the fair value of Newton’s assets and liabilities as of June 30, 2004 have been combined with the recorded values of the assets and liabilities of Lakeland. Fair value adjustments are subject to update as Lakeland is currently in the process of obtaining appraisals and fair value evaluations for Newton’s assets and liabilities.

Note 2. Purchase Price

The purchase price is based on Newton’s shareholders having had the right to elect to receive Lakeland common shares at the rate of 4.5 shares of Lakeland stock for each share of Newton stock or $72.08 in cash for each of their shares. The agreement provides that up to 25% of the transaction may be paid in cash. Based on the final allocation, the total consideration to Newton shareholders in connection with the merger is calculated as follows (in thousands except share data):

Lakeland stock to be issued	4,825,000
Market price per share of Lakeland common stock	$15.75

Total market value of Lakeland common stock to be issued	75,994
Exchange of stock options (13,591 of Newton converted to 61,160 of Lakeland)	519
Total cash to be distributed to shareholders electing cash	20,560

Total purchase price of Newton	$97,073

The purchase price of the merger was funded in part by the issuance of $25 million in trust preferred debt at a rate of 7.61% per annum on December 15, 2003. The trust preferred issuance is included in Lakeland’s Balance Sheet in Subordinated Debentures.

Note 2a. Elimination of Newton equity as a result of combination

Note 3. Transaction costs and integration expenses

The Company’s management anticipates, based upon preliminary plans and estimates, that approximately $2.3 million of costs related to severance, professional fees, printing and other restructuring charges will be incurred in connection with the merger and will be included as part of the allocation of the purchase price of Newton.

The estimated transaction costs expected to be incurred are as follows (in thousands):

Estimated expenses related to the merger
Consulting Fees	$697
Legal Fees	342
Severance	365
Printing	60
Accounting	151
Other	670

$2,285

Note 4. Total goodwill due to the merger (in thousands)

Total purchase price	$97,073
Total estimated transaction costs to be incurred	2,285
Total common stockholders’ equity of Newton	(34,459)
Core deposit intangible, net of taxes $1,980	(3,678)
Securities Held-to-Maturity, net of taxes of $359	(667)
Fair value of loans, net of taxes of $318	(590)
Fair value of FHLB borrowings net of taxes of $23	(43)

Total goodwill due to merger	$59,921

The premium on held-to-maturity securities, loans, time deposits and the Federal Home Loan Bank debt will be amortized over the average lives of the corresponding assets as a yield adjustment. The core deposit intangible of $5.7 million will be amortized over the estimated period of benefit on a straight line basis.

Note 5. Purchase accounting adjustments

Adjustments are made to reflect the recording of intangibles in accordance with the purchase method of accounting. Purchase accounting adjustments will be recorded on a gross basis with related adjustments to Lakeland’s net deferred tax asset as follows (in thousands):

	Gross impact	Net of Income Tax effect	Quarterly (Income) Expense Effect	Annual (Income) Expense Effect

Investment securities held to maturity*	$ 1,026	$ 667	$ 56	$ 225
Investment securities available for sale*	—	—	85	341
Loans	908	590	101	404
FHLB borrowings	66	43	(17)	(68)

	2,000	1,300	225	902
Non-interest expense:
Core deposit intangible due to the merger	5,658	3,678	202	808
Tax effect	(2,680)		(150)	(599)

Totals	$ 4,978	$ 4,978	$ 277	$ 1,111

* Net unrealized gains on securities held to maturity of $1,026,000 and net unrealized gains on securities available for sale of $521,000 are amortized over the remaining life of the securities. There is no balance sheet impact of the net unrealized losses on investment securities available for sale, since the the unrealized loss is already included in Newton’s balance sheet.

Note 6. Other assets

Adjustments to other assets are as follows (in thousands):

Deferred tax asset resulting from:
Core deposit intangible	$ 1,980
Loan premium	318
Held-to-Maturity securities	359
Premium on FHLB debt	23

$ 2,680

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKELAND BANCORP, INC.

By: /S/ ROGER BOSMA

Name: Roger Bosma

Title: President and Chief Executive Officer

Date: August 6, 2004